ENGLISH VERSION – 20F ITEM 19 Exhibit 4.c

SALE AND PURCHASE OF MINING CONCESSION AGREEMENT

THIS AGREEMENT is made and entered in the City of Chihuahua, State of Chihuahua, Mexico on this the 22nd day of June, 2004 by and between:

VICENTE ARTURO CABALLERO OLIVAS, who declares to be a Citizen of México, of age, married under common property regime and spouse SUSANA OTILIA QUEVEDO ALMAZAN appearing herein to grant spousal consent for this act, acting in their own rights, and

MARIA ESTELA CABALLERO DE SWANSON and GLORIA CABALLERO OLIVAS DE MUÑOZ, herein represented by VICENTE ARTURO CABALLERO OLIVAS, holding General Powers of Attorney for Legal Representation and Collections, Acts of Administration and Domain, authority granted conferred in the City of Chihuahua, State of Chihuahua on the 26th day of December, 1973 before Carlos Guizar Ocaranza, notary public number 5 of District of Morelos, State of Chihuahua, and

JOSEPH VICENTE VERE CABALLERO, herein represented by VICENTE ARTURO CABALLERO OLIVAS, holding Special Powers of attorney for Legal Representation and Collections, Acts of Administration and Domain, authority granted in the City of Dallas Texas, United States of America on the 21st day of April 2003, as evidenced on public deed no.8129, notarial act no.438, signed before the authority of Juan José Salgado Saavedra general consul of Mexico for the said City, and

SYLVIA MARGARITA VERE CABALLERO DE RAMOS also known as SYLVIA MARGARITA RAMOS, herein represented by VICENTE ARTURO CABALLERO OLIVAS, holding Special Powers of attorney for Legal Representation and Collections, Acts of Administration and Domain, authority granted in the City of Phoenix, Arizona, United States of America on the 27th day of January 2003, as evidenced on public deed no.4796, notarial act no.42, signed before the authority of Ruben Alberto Beltran Guerrero general consul of México for the said City,

(hereinafter collectively referred to as the "Vendors")

AND

OF THE FIRST PART;

MINERA MONTERDE, S. De R. L. de C.V., a limited liability partnership validly subsisting and duly incorporated pursuant to the laws of the United Mexican States, herein represented by ALAN DOUGLAS HITCHBORN acting as the General Manager, holding General Powers of Attorney for Legal Representation and Collections, Acts of Administration and Domain,

(hereinafter referred to as the "Purchaser"),

OF THE SECOND PART.

The appearing parts have caused the execution of this Sale and Purchase to set forth the terms and conditions under which the Vendors hereby sell to the Purchaser, and the

Purchaser purchases from the Vendors, on payment of the Total Purchase Price, an undivided 100% interest, rights and title in and to the Mining Concession (as defined here-below), free and clear of all liens, charges, encumbrances, adverse claims, rights or interest of any person.

This Agreement is entered into by the parties in accordance with the laws of the United Mexican States and, in particular, in accordance with the applicable provisions of the Mining Act and its Regulations, the Civil Code of the State of Chihuahua and in accordance with the following recitals:

I.          WHEREAS, each of the Vendors hereby severally and jointly warrant and represent to the Purchaser that:

A.
They are the proprietors of an undivided one hundred percent (100%) interest in the mining concession title number 112692 which conveys the mining rights on the mining lot "Anexas de Guazapares" surface area of 90 Has., located in the Municipality of Guazaparez, Mineral of Monterde, State of Chihuahua, México; the mining concession title herein referred to is registered at the Mines Recorders Office of the General Direction of Mines under Registration number 456, page 115, volume 107 of the Book of Mining Concession (hereinafter referred to as the "Mining Concession"); they have acquired the aforementioned interest in the Mining Concession by inheritance in the following proportion:

a.
VICENTE ARTURO CABALLERO OLIVAS acquired by inheritance 37.5% (thirty-seven point five percent) and by transfer agreement executed with GUADALUPE CABALLERO DE LOPEZ he acquired 25% (twenty five percent), for a total of 62.5% (sixty two point five percent) undivided interest in the Mining Concession,

	b.	MARIA ESTELA CABALLERO OLIVAS DE SWANSON acquired by inheritance 12.5% (twelve point five percent) undivided interest in the Mining Concession,

	c.	GLORIA CABALLERO OLIVAS DE MUÑOZ acquired by inheritance 12.5% (twelve point five percent) undivided interest in the Mining Concession,

d.
JOSEPH VICENTE VERE CABALLERO and SYLVIA MARGARITA VERE CABALLERO DE RAMOS, also known as SYLVIA MARGARITA RAMOS acquired by inheritance 6.25% (six point twenty five percent) each for a total of 12.5% (twelve point five percent) undivided interest in the Mining Concession.

B.
As of the date hereof, the Mining Concession is (a) validly subsisting, (b) in good standing in respect to the obligations set forth in article 27 of the Mining Act and (c) free and clear of all liens, charges, encumbrances, adverse claims, rights or interest of any person, affectations or limitations of ownership of whatsoever nature.

C.
They individually possess the full legal capacity and competence required to enter into this Agreement and to perform their respective obligations hereunder; the execution and performance of this Agreement will not conflict with or result in any

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breach of any covenants, agreements or other instrument whatsoever to which they are a party, either severally or jointly.

D.
The powers and authority granted to VICENTE ARTURO CABALLERO OLIVAS to represent MARIA ESTELA CABALLERO OLIVAS DE SWANSON, GLORIA CABALLERO OLIVAS DE MUÑOZ, JOSEPH VICENTE VERE CABALLERO and SYLVIA MARGARITA VERE CABALLERO DE RAMOS, also known as SYLVIA MARGARITA RAMOS, are sufficient in accordance with the law for the execution hereof and said powers and authority have not, as of the date hereof, been revoked, amended or limited in any manner whatsoever.

II.	WHEREAS, the Purchaser hereby warrants and represents to the Vendors that:

		A.	It is a limited liability partnership duly incorporated and validly subsisting pursuant to the laws of the United Mexican States.

B.
It possesses the legal capacity required under Mexican law to hold as proprietor the ownership rights in and to mining concessions located within the territory of the United Mexican States, pursuant to article 11 of the Mining Act.

C.
The powers and authority granted to its representative herein appearing in its name and behalf are sufficient in accordance with the law for the execution hereof and said powers and authority have not, as of the date hereof, been revoked, amended or limited in any manner whatsoever.

		D.	D. The execution and performance of this Agreement will not conflict with or will result in the breach of any agreement to which it is a party or by which it is currently bound.

III.	AND WHEREAS, the parties mutually warrant and represent to each other that:

A.
On February 14, 2000 they executed in the City of Chihuahua, State of Chihuahua an Exploration and Option to Purchase Agreement in respect to the mining rights attached to, and the option to purchase of, the Mining Concession.

B.	On December 5, 2001 they executed an amending agreement whereby they agreed to the amendment of the third clause of the exploration and option to purchase agreement referred to in paragraph A above.

(collectively referred to as the "Exploration and Option to Purchase Agreement")

NOW THEREFORE, in consideration of the mutual warranties and representations herein contained, the parties have caused the execution of this Sale and Purchase of Mining Concession Agreement as follows:

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1.          SALE AND PURCHASE. The Vendors hereby sell to the Purchaser, and the Purchaser hereby purchases as proprietor from the Vendors, an undivided one hundred percent (100%) rights, interest and title in and to the Mining Concession (Anexas de Guazapares, title no. 112692), free and clear of all liens, charges, encumbrances, adverse claims, rights or interest of any person and with no reservation of any right or action of any nature whatsoever.

2.          TRANSFER OF TITLE. The parties covenant and agree that on payment of the Total Purchase Price by the Purchaser, all of the Vendors' rights, interests and title in and to the Mining Concessions subject matter hereof are transferred from the Vendors and acquired by the Purchaser on the date of signing of this Agreement.

3.          PURCHASE PRICE. The Purchaser hereby pays to the Vendors, as purchase price for the purchase of an undivided one hundred percent (100%) interest, rights and title to the Mining Concession (Anexas de Guazaparez, title no. 112692), the amount of USD $93,900 (NINETY THREE THOUSAND NINE HUNDRED DOLLARS CURRENCY OF THE UNITED STATES OF AMERICA) plus applicable Value Added Tax (hereinafter, the "Total Purchase Price"). The Purchaser hereby pays to the Vendors, and the Vendors hereby receive in full satisfaction from the Purchaser the Total Purchase Price, in proportion to their respective percentage of interest in the Mining Concession, as follows:

A.
the Purchaser pays to VICENTE ARTURO CABALLERO OLIVAS for the purchase of an undivided 62.5% (sixty two point five percent) interest in the Mining Concession, the amount of USD $58,687.50 (FIFTY EIGHT THOUSAND SIX HUNDRED AND EIGHTY SEVEN DOLLARS CURRENCY OF THE UNITED STATES OF AMERICA 50/100) plus applicable Value Added Tax;

B.
the Purchaser pays to MARIA ESTELA CABALLERO OLIVAS DE SWANSON for the purchase of an undivided 12.5% (twelve point five percent) interest in the Mining Concession, the amount of USD $11,737.50 (ELEVEN THOUSAND SEVEN HUNDRED AND THIRTY SEVEN DOLLARS CURRENCY OF THE UNITED STATES OF AMERICA 50/100) plus applicable Value Added Tax;

C.
the Purchaser pays to GLORIA CABALLERO OLIVAS DE MUÑOZ for the purchase of an undivided 12.5% (twelve point five percent) interest in the Mining Concession, the amount of USD $11,737.50 (ELEVEN THOUSAND SEVEN HUNDRED AND THIRTY SEVEN DOLLARS CURRENCY OF THE UNITED STATES OF AMERICA 50/100) plus applicable Value Added Tax;

D.
the Purchaser pays to JOSEPH VICENTE VERE CABALLERO for the purchase of an undivided 6.25% (six point twenty five percent) interest in the Mining Concession, the amount of USD $5,868.75 (FIVE THOUSAND EIGHT HUNDRED AND SIXTY EIGHT DOLLARS CURRENCY OF THE UNITED STATES OF AMERICA 75/100) plus applicable Value Added Tax;

E.
the Purchaser pays to SYLVIA MARGARITA VERE CABALLERO DE RAMOS, also known as SYLVIA MARGARITA RAMOS for the purchase of an undivided 6.25% (six point twenty five percent) interest in the Mining Concession, the amount of USD $5,868.75 (FIVE THOUSAND EIGHT HUNDRED AND SIXTY EIGHT DOLLARS

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CURRENCY OF THE UNITED STATES OF AMERICA 75/100) plus applicable Value Added Tax.

3.1.       This instrument duly signed by the parties shall constitute a receipt in full satisfaction by the Vendors of the Total Purchase Price.

4.          PAYMENT; TAX PROVISIONS. The Total Purchase Price shall be paid in accordance with the provisions set forth in the Value Added Tax Act (IVA) and the Income Tax Act (ISR) of Mexico. Each of the Vendors shall deliver to the Purchaser an invoice (factura) for each payment received on account of the Total Purchase Price, containing all fiscal requirements set out in applicable law.

5.          OBLIGATIONS. The Vendors, individually and collectively, shall:

A.
do all such further acts and execute and deliver all such further deeds, documents and assurances that in the opinion of the Purchaser are required, necessary or prudent under Mexican law to complete the registration of this Agreement at the Mines Recorders´ Office of the Federal Bureau of Mines of the Secretariat of Economy of Mexico;

B.
correct and remedy any defect or hidden vice that may affect in any way any of the rights attached in and to the Mining Concession and reinstate the ownership of the Purchaser of such rights, in the event of any eviction, adverse claim or legal interest of any person.

6.          APPLICABLE LAW AND TRIBUNALS. This Agreement shall be construed and regulated by the provisions of the Mining Act of Mexico and its Regulations, the Code of Commerce and the Civil Code of the State of Chihuahua, Mexico. The parties hereto attorn to the jurisdiction of the state and federal tribunals in and for the City of Chihuahua, State of Chihuahua, which shall have the authority to resolve any dispute, suit or claim arising under, or the interpretation or construction of, this Agreement. The parties hereby renounce to the jurisdiction of any other tribunal or court to whose jurisdiction they might have a right to, by virtue of their current or future domiciles or by provision of any law currently or in the future in force and effect.

7.          NOTICES. Any notice or notification given or required to be given between the parties as a result of the application of this Agreement shall be given in writing and it shall be addressed to the latest domiciles set out by the parties under this Agreement, which domiciles are, until further notice is given, as follows:

If to Vendors:
Joint Representative: Vicente Arturo Caballero Olivas
Calle Cuarta No. 2010
Colonia Centro
C.P. 31000
Chihuahua, Chihuahua.
Tel.: (01614) 410 44 64
                      410 50 52

If to Purchaser:

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Minera Monterde S. De R. L. De C.V.
Attention: General Manager
Calle Arizona No. 2055, Colonia las Águilas
Chihuahua, Chihuahua.
C.P. 31327
Tel.: (01)614-410-5403

For delivery of any notice or notification to be given to any of the Vendors hereunder, the Vendors hereby appoint Vicente Arturo Caballero Olivas as the authorized person with sufficient authority to receive any such notice or notification in the name and in representation of all of the Vendors. The Vendors shall notify the Purchaser in writing in the event of revocation of the authority of the joint representative herein appointed and they shall thereby appoint the newly appointed joint representative.

7.1.       All Notices shall be given (i) by personal delivery, or (ii) by electronic communication, with a confirmation sent by registered or certified mail return receipt requested, or (iii) by registered or certified mail return receipt requested or by commercial courier. All Notices shall be effective and shall be deemed delivered (i) if by personal delivery, on the date of delivery if delivered during normal business hours, and, if not delivered during normal business hours, on the next business day following delivery, (ii) if by electronic communication, on the next business day following actual receipt of the mailed confirmation, and (iii) if solely by mail or by commercial carrier, on the next business day after actual receipt. A Party may change its address by Notice to the other Party.

8.          LANGUAGES.- The parties sign and approve this Agreement in the English and Spanish languages. The parties agree that in the event of discrepancy between the two versions, the Spanish version shall prevail. The parties acknowledge to having obtained sufficient independent legal advice and to having read and understood (through their respective appointed interpreters and legal counsel) the legal effects and validity of this Agreement in both the Spanish and English versions. The English version is attached as schedule A hereto and made part hereof for all corresponding legal effects.

9.          WHOLE AGREEMENT.- This Agreement and schedule A (English Version) attached hereto, and the documents delivered as set forth hereunder, constitute the entire understanding of the parties in respect to the subject matter hereof, and they cancel and supersede any other agreement, contract or letter of intent that they may have executed, either verbally or in writing, in respect to the said subject matter, including, including, without limitation, the Exploration and Option to Purchase Agreement signed on February 14, 2000 and Amending Agreement signed on December 05, 2001.

In witness whereof, the parties hereto after having read and understood the legal effects and validity of the premises set forth above, have caused this Agreement to be executed on the date and place first above written.

THE "VENDORS"
"VICENTE ARTURO CABALLERO OLIVAS"
VICENTE ARTURO CABALLERO OLIVAS
IN HIS OWN RIGHTS, IN REPRESENTATION OF MARIA ESTELA CABALLERO DE SWANSON
IN REPRESENTATION OF GLORIA CABALLERO OLIVAS DE MUÑOZ, OF

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SYLVIA MARGARITA VERE CABALLERO DE RAMOS,
also known as SYLVIA MARGARITA RAMOS
AND REPRESENTATION OF JOSEPH VICENTE VERE CABALLERO

"SUSANA OTILIA QUEVEDO ALMAZAN"
SUSANA OTILIA QUEVEDO ALMAZAN
IN HER OWN RIGHTS GRANTING SPOUSAL CONSENT

THE "PURCHASER"
MINERA MONTERDE, S. DE R.L. DE C.V.
"ALAN DOUGLAS HITCHBORN"
PER: ALAN DOUGLAS HITCHBORN
ITS GENERAL MANAGER

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